SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



                          Date of Report July 15, 2004







                          ASPEN EXPLORATION CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                    0-9494                        84-0811316
----------------              ------------                   ---------------
(State or other               (Commission                    (I.R.S. Employer
 jurisdiction of               File Number)                 Identification No.)
Incorporation)


                 2050 S. Oneida St., Suite 208, Denver, CO 80224
                 -----------------------------------------------


                   Registrant's telephone number 303-639-9860
                                                 ------------

                                       N/A
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure
        ------------------------

During the quarter ended June 30, 2004, Aspen Exploration Corporation ("Aspen") issued shares of its common stock pursuant to exemptions from registration under the Securities Act of 1933. The following sets forth the information required by
Item 701 of Regulation S-B with respect to those issuances:

Tri-Power Resources, Inc.

     In June 2004, Tri-Power Resources, Inc., a privately-held Oklahoma corporation, purchased a $300,000 convertible debenture from Aspen Exploration Corporation. The debenture was automatically convertible into shares of Aspen's restricted common stock after Aspen's common stock traded at prices greater than $1.00 per share for ten trading days. This occurred on July 15, 2004 and, as a result, the automatic conversion occurred on that date.

(a) The conversion was effective July 15, 2004. We issued the 300,500 shares of restricted common stock to one accredited investor in satisfaction of the principal and accrued interest on the debenture.

(b) There was no placement agent or underwriter for the transaction and Aspen did not publicly offer any securities.

(c) Aspen did not receive any proceeds from the conversion but did receive the benefit of cancellation of a $300,000 interest-bearing debenture.

(d) Because the conversion was automatic and with no action or investment decision by the holder, Aspen does not believe that it constituted a "sale" as defined in Section 2(a)(3) of the Securities Act of 1933 and, therefore, registration was not required. Alternatively, the exemption from registration provided by Section 3(a)(9) for an exchange of securities with existing security holders is available.

(e) Not applicable, as the common stock contains no conversion or exchange rights.

(f) Not applicable as no proceeds were received.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           ASPEN EXPLORATION CORPORATION




Date:  July 15, 2004                       By: /s/ Robert A. Cohan
                                              ---------------------------------
                                                   Robert A. Cohan, President